Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 1, 2022 (the “Closing Date”), II-VI Incorporated (which we refer to as “II-VI” or the “Company”) completed its previously announced acquisition of Coherent, Inc. (which we refer to as “Coherent”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 25, 2021 (the “merger agreement”), by and among II-VI, Watson Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and Coherent, on the Closing Date, Merger Sub merged with and into Coherent (the “merger”), and Coherent continued as the surviving corporation in the merger and a wholly owned subsidiary of II-VI.

Previously on June 30, 2020, II-VI announced its intention to offer, in concurrent underwritten public offerings, newly issued shares of II-VI common stock and newly issued shares of II-VI Series A mandatory convertible preferred stock. On July 7, 2020, the public offerings were consummated, and II-VI used the proceeds from the public offerings to pay off the remaining balance of $715 million on its senior secured term B loan facility with Bank of America, N.A. (referred to herein as “Bank of America”). We refer to the transactions described in this paragraph as the “public offerings”.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the merger, the equity financing (as defined herein), and the debt financing (as defined herein), as if those transactions had been completed on March 31, 2022 and combines the unaudited consolidated balance sheet of II-VI as of March 31, 2022 with Coherent’s unaudited consolidated balance sheet as of April 2, 2022.

The unaudited pro forma condensed combined statements of earnings (loss) for the year ended June 30, 2021 and the nine months ended March 31, 2022 give effect to the merger, the equity financing, the debt financing and the public offerings as if they had occurred on July 1, 2020, the first day of II-VI’s fiscal year 2021, and combines the historical results of II-VI and Coherent (see “Description of the Financing” for explanation of the equity financing and debt financing). The unaudited pro forma condensed combined statement of earnings (loss) for the fiscal year ended June 30, 2021 combines the audited consolidated statement of earnings of II-VI for the fiscal year ended June 30, 2021 and Coherent’s unaudited consolidated statement of operations for the twelve months ended July 3, 2021. The unaudited pro forma condensed combined statement of earnings (loss) for the nine months ended March 31, 2022 combines the unaudited consolidated statement of earnings of II-VI for the nine months ended March 31, 2022 with Coherent’s unaudited consolidated statement of operations for the nine months ended April 2, 2022.

The historical financial statements of II-VI and Coherent have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the merger, the equity financing, the debt financing and the public offerings, in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believe are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The separate unaudited condensed consolidated financial statements of II-VI as of and for the nine months ended March 31, 2022 and the related notes, included in II-VI’s Quarterly Report on Form 10-Q for the period ended March 31, 2022;

•

The separate audited consolidated financial statements of II-VI as of and for the fiscal year ended June 30, 2021 and the related notes, included in II-VI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•

The separate unaudited condensed consolidated financial statements of Coherent as of and for the six months ended April 2, 2022 and the related notes, included in Coherent’s Quarterly Report on Form 10-Q for the period ended April 2, 2022;

•

The separate audited consolidated financial statements of Coherent as of and for the fiscal year ended October 2, 2021 and the related notes, included in Coherent’s Annual Report on Form 10-K for the fiscal year ended October 2, 2021; and

•

The separate unaudited condensed consolidated financial statements of Coherent as of and for the nine months ended July 3, 2021 and the related notes, included in Coherent’s Quarterly Report on Form 10-Q for the period ended July 3, 2021.

Description of the Merger

On the Closing Date, II-VI completed its acquisition of Coherent through the consummation of the merger. Pursuant to the terms and subject to the conditions set forth in the merger agreement, on the Closing Date, each issued and outstanding share of Coherent common stock (excluding any shares of Coherent common stock owned by II-VI, Coherent or any of their wholly owned direct or indirect subsidiaries) was automatically cancelled and converted into the right to receive consideration consisting of (i) $220.00 in cash, without interest (the “cash consideration”), and (ii) 0.91 of a validly issued, fully paid and nonassessable share of II-VI Common Stock (the “stock consideration” and, together with the cash consideration, the “merger consideration”). No fractional shares of II-VI Common Stock were issued as merger consideration, and Coherent stockholders received cash in lieu of any fractional shares of II-VI Common Stock.

Pursuant to the terms of the merger agreement, each Coherent restricted stock unit award (a “Coherent RSU”), other than director restricted stock units (of which none were outstanding as of the Closing Date), outstanding immediately prior to the Effective Time was converted into time-based restricted stock units denominated in shares of II-VI Common Stock (“Converted RSUs”) entitling the holder to receive, upon settlement, a number of shares of II-VI Common Stock equal to the number of shares of Coherent common stock subject to the Coherent RSU multiplied by 4.9533. For Coherent RSUs subject to performance-based vesting conditions and metrics, the number of shares of Coherent common stock subject to the Coherent RSUs equals 200% of the target number of shares of Coherent common stock covered by such awards, as determined by the Coherent board of directors.

The Company assumed 403,675 Converted RSUs. The Converted RSUs are generally subject to the same terms and conditions that applied to the Coherent RSUs immediately prior to the Effective Time, provided that all such awards are subject solely to time-and service-based vesting. The vesting of Converted RSUs for employees who participate in Coherent’s Change of Control and Leadership Change Severance Plan (the “CIC Plan”) is accelerated upon such participant’s involuntary termination of employment in accordance with the terms and conditions set forth in the CIC Plan.

Description of the Financing

On the Closing Date, II-VI entered into a Credit Agreement (the “Credit Agreement”) by and among II-VI, the lenders and other parties thereto, and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, which provides for senior secured financing of $4 billion, consisting of a term loan A facility (the “Term Loan A Facility”) in an aggregate principal amount of $850 million, a term loan B facility (the “Term Loan B Facility”) in an aggregate principal amount of $2.8 billion and a multicurrency revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan A Facility and Term Loan B Facility, the “Senior Facilities”) in an aggregate principal amount of up to $350 million, including a letter of credit sub-facility of up to $50 million.

On December 10, 2021, II-VI issued $990 million of Senior Notes due 2029 (the “Senior Notes”), pursuant to the Indenture, dated as of December 10, 2021, among the Company, the guarantors party thereto and U.S. Bank, National Association, as trustee. The Senior Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons outside the United States under Regulation S of the Securities Act. Interest on the Senior Notes will be payable on December 15 and June 15 of each year, commencing on June 15, 2022, at a rate of 5.000% per annum. The Senior Notes will mature on December 15, 2029.

The Senior Facilities and the Senior Notes are guaranteed by each of the Company’s wholly owned material domestic subsidiaries, including Coherent, subject to certain exceptions. The Senior Facilities are secured by substantially all assets of the Company and of each subsidiary guarantor, subject to certain exceptions. The Senior Notes are unsecured.

Proceeds of the Senior Notes and the loans borrowed under the Senior Facilities on the Closing Date, together with other financing sources and cash on hand, were used to fund the cash consideration, the repayment of certain indebtedness and certain fees and expenses in connection with the merger and otherwise for general corporate purposes. Proceeds of any loans under the Revolving Credit Facility borrowed after the Closing Date and any letters of credit will be used for general corporate purposes.

The debt financing under the Credit Agreement combined with the Senior Notes is referred to herein as the “debt financing”. For the purposes of this unaudited pro forma condensed combined financial information, II-VI does not intend to draw funds from the Revolving Credit Facility.

In connection with entering into the merger agreement, II-VI entered into an Amended and Restated Investment Agreement, dated as of March 30, 2021, (the “Investment Agreement”), with BCPE Watson (DE) SPV, LP, an affiliate of Bain Capital Private Equity, LP (the “Investor”). Pursuant to the terms of the Investment Agreement, on March 31, 2021, II-VI issued, sold, and delivered to the Investor 75,000 shares of a new Series B-1 Convertible Preferred Stock of II-VI, no par value per share (“II-VI Series B-1 Convertible Preferred Stock”), for $10,000 per share (the “Equity Per Share Price”), resulting in an aggregate purchase price of $750 million.

Subject to the terms and conditions of the Investment Agreement, on the Closing Date, II-VI issued and sold 140,000 shares of its Series B-2 Convertible Preferred Stock, having no par value, for $10,000 per share and an aggregate purchase price of $1.4 billion, increasing the total equity investment in II-VI of the Investor and its affiliates pursuant to the Investment Agreement to $2.15 billion.

The equity financing contemplated under the Investment Agreement is referred to herein as the “equity financing”. The equity financing and debt financing are collectively referred to as the “financing”.

Accounting for the Merger

The merger is being accounted for as a business combination using the acquisition method with II-VI as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration was allocated to Coherent’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger. The process of valuing the net assets of Coherent immediately prior to the merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1—Basis of Presentation for more information.

II-VI financed the merger with cash from the combined company balance sheets and the financing. In addition, II-VI used proceeds from the financing to pay off the remaining balance on the II-VI senior secured first-lien term A loan facility with Bank of America.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the merger, the equity financing, the debt financing, and the public offerings had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

($ in 000’s)

	II-VI Historical As of March 31, 2022	Coherent Reclassed As of April 2, 2022 (Note 2A)	Coherent Transaction Accounting Adjustments	(Note 4)	Transaction Accounting Adjustments - Financing	(Note 4)	Pro Forma Combined
Assets
Current Assets:
Cash, cash equivalents, and restricted cash	$2,600,315	$403,477	$(5,979,331)	(a)	$3,857,342	(a)	$881,803
Accounts receivable—less allowance for doubtful accounts	653,095	262,956	—		—		916,051
Inventories	879,510	417,275	95,701	(b)	—		1,392,486
Prepaid and refundable income taxes	16,032	39,814	—		—		55,846
Prepaid and other current assets	84,847	52,070	—		(5,099)	(n)	131,818

Total Current Assets	$4,233,799	$1,175,592	$(5,883,630)		$3,852,243		$3,378,004

Property, plant & equipment, net	1,320,191	305,916	269,206	(l)	—		1,895,313
Goodwill	1,292,649	102,746	4,023,350	(d)	—		5,418,745
Other intangible assets, net	657,590	12,133	1,946,319	(c)	—		2,616,042
Non-current restricted cash	—	6,998	—		—		6,998
Deferred income taxes	38,708	156,275	20,771	(e)	—		215,754
Other assets	224,259	110,735	4,261	(q)	5,688	(f)	344,943

Total Assets	$7,767,196	$1,870,395	$380,277		$3,857,931		$13,875,799

Liabilities. Mezzanine Equity and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$1,383,959	$9,571	$(4,769)	(f)	$(980,482)	(f)	$408,279
Accounts payable	361,533	106,071	—		—		467,604
Accrued compensation and benefits	141,461	67,087	13,800	(m)	—		222,348
Operating lease current liabilities	28,050	14,245	—		—		42,295
Accrued income taxes payable	35,508	35,207	—		—		70,715
Other accrued liabilities	173,370	121,782	8,724	(o)	(13,954)	(o)	289,922

Total Current Liabilities	$2,123,881	$353,963	$17,755		$(994,436)		$1,501,163

Long-term debt	928,745	401,540	(375,901)	(f)	3,552,700	(f)	4,507,084
Deferred income taxes	74,523	18,896	508,470	(e)	—		601,889
Operating lease liabilities	115,230	57,148	—		—		172,378
Other liabilities	140,641	104,654	—		—		245,295

Total Liabilities	$3,383,020	$936,201	$150,324		$2,558,264		$7,027,809

Mezzanine Equity
Series B redeemable convertible preferred stock	756,411	—	—		1,358,000	(g)	2,114,411

Total Mezzanine Equity	$756,411	$—	$—		$1,358,000		$2,114,411

Shareholders’ Equity
Series A preferred stock	445,319	—	—		—		445,319
Common stock	2,045,850	246	1,258,407	(h)	—		3,304,503
Additional paid-in capital	—	131,452	(131,452)	(i)	—		—
Accumulated other comprehensive income (loss)	48,117	(27,069)	27,069	(k)	—		48,117
Retained earnings	1,321,779	829,565	(899,825)	(j)	(58,333)	(j)	1,193,186
Treasury stock, at cost	(233,300)	—	(24,246)	(p)	—		(257,546)

Total Shareholders’ Equity	$3,627,765	$934,194	$229,953		$(58,333)		$4,733,579

Total Liabilities, Mezzanine Equity and Shareholders’ Equity	$7,767,196	$1,870,395	$380,277		$3,857,931		$13,875,799

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)

For the Nine Months Ended March 31, 2022

($ in 000’s, except share and per share data)

	II-VI Historical Nine Months Ended March 31, 2022	Coherent Reclassed Nine Months Ended April 2, 2022 (Note 2B)	Coherent Transaction Accounting Adjustments	(Note 5A)	Transaction Accounting Adjustments - Financing	(Note 5A)	Pro Forma Combined	(Note 5A)
Revenues	$2,429,654	$1,146,385	$—		$—		$3,576,039
Costs, Expenses, and Other Expense (Income)
Cost of goods sold	1,490,190	672,451	123,266	(a)	—		2,285,907
Internal research and development	281,189	93,504	(3,164)	(b)	—		371,529
Selling, general and administrative	358,234	244,251	25,430	(c)	—		627,915
Interest expense	72,752	12,377	(11,776)	(d)	143,651	(d)	217,004
Other expense (income), net	(5,535)	8,770	—		—		3,235

Total Costs, Expenses, & Other Expense (Income)	2,196,830	1,031,353	133,756		143,651		3,505,590

Earnings (Loss) Before Income Taxes	232,824	115,032	(133,756)		(143,651)		70,449
Income tax expense (benefit)	41,701	30,033	(29,426)	(e)	(31,603)	(e)	10,705

Net Earnings (Loss)	$191,123	$84,999	$(104,330)		$(112,048)		$59,744

Less: Dividends on Preferred Stock	50,933	—	—		59,017	(f)	109,950

Net Earnings (Loss) available to the Common Shareholders	$140,190	$84,999	$(104,330)		$(171,065)		$(50,206)

Basic Earnings (Loss) Per Share	$1.32						$(0.38)	(g)

Diluted Earnings (Loss) Per Share	$1.22						$(0.38)	(g)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)

For the Year Ended June 30, 2021

($ in 000’s, except share and per share data)

	II-VI Reclassed Year Ended June 30, 2021 (Note 2D)	Public Offerings Transaction Accounting Adjustments	(Note 5B)	Adjusted II-VI Year Ended June 30, 2021	Coherent Reclassed Year Ended July 3, 2021 (Note 2C)	Coherent Transaction Accounting Adjustments	(Note 5A)	Transaction Accounting Adjustments – Financing	(Note 5A)	Pro Forma Combined	(Note 5A)
Revenues	$3,105,891	$—		$3,105,891	$1,412,545	$—		$—		$4,518,436
Costs, Expenses, and Other Expense (Income)
Cost of goods sold	1,928,478	—		1,928,478	883,308	257,926	(a)	—		3,069,712
Internal research and development	330,105	—		330,105	121,031	(2,650)	(b)	—		448,486
Selling, general and administrative	445,189	—		445,189	535,673	136,091	(c)	—		1,116,953
Interest expense	59,899	(573)	(a)	59,326	18,015	(17,791)	(d)	282,984	(d)	342,534
Other expense (income), net	(10,370)	—		(10,370)	(10,359)	—		—		(20,729)

Total Costs, Expenses, & Other Expense (Income)	2,753,301	(573)		2,752,728	1,547,668	373,576		282,984		4,956,956

Earnings (Loss) Before Income Taxes	352,590	573		353,163	(135,123)	(373,576)		(282,984)		(438,520)
Income tax expense (benefit)	55,038	126	(b)	55,164	(15,003)	(82,187)	(e)	(62,256)	(e)	(104,282)

Net Earnings (Loss)	$297,552	$447		$297,999	$(120,120)	$(291,389)		$(220,728)		$(334,238)

Less: Dividends on Preferred Stock	37,231	460	(c)	37,691	—	—		105,891	(f)	143,582

Net Earnings (Loss) available to the Common Shareholders	$260,321	$(13)		$260,308	$(120,120)	$(291,389)		$(326,619)		$(477,820)

Basic Earnings (Loss) Per Share	$2.50									$(3.73)	(g)

Diluted Earnings (Loss) Per Share	$2.37									$(3.73)	(g)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

II-VI and Coherent’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align II-VI’s and Coherent’s financial statement presentation. II-VI is currently in the process of evaluating Coherent’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, II-VI has determined that no significant adjustments are necessary to conform Coherent’s financial statements to the accounting policies used by II-VI.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with II-VI as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of II-VI and Coherent. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The allocation of the aggregate merger consideration set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to 12 months from the Closing Date. Any such revisions or changes may be material.

The unaudited pro forma condensed combined balance sheet, as of March 31, 2022, the unaudited pro forma condensed combined statement of earnings (loss) for the nine months ended March 31, 2022 and the unaudited pro forma condensed combined statement of earnings (loss) for the year ended June 30, 2021 presented herein, are based on the historical financial statements of II-VI and Coherent. As a result of II-VI having a different fiscal period-end than Coherent, and pursuant to Rule 11 02(c)(3) of Regulation S-X requiring fiscal period ends to be within one quarter between the acquirer and acquiree, the unaudited pro forma condensed combined financial information has been aligned as follows:

•

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented as if II-VI’s acquisition of Coherent had occurred on March 31, 2022 and combines the historical balance sheet of II-VI as of March 31, 2022 with the historical balance sheet of Coherent as of April 2, 2022.

•

The unaudited pro forma condensed combined statement of earnings (loss) for the nine months ended March 31, 2022 has been prepared as if the merger had occurred on July 1, 2020 and combines II-VI’s historical statement of earnings for the nine months ended March 31, 2022 with Coherent’s historical statement of operations for the nine months ended April 2, 2022.

•

Coherent’s historical statement of operations for the nine months ended April 2, 2022 was prepared by taking the unaudited condensed consolidated statement of operations for the six months ended April 2, 2022, adding the audited consolidated statement of operations for the fiscal year ended October 2, 2021, and subtracting the unaudited condensed consolidated statement of operations for the nine months ended July 3, 2021.

•

The unaudited pro forma condensed combined statement of earnings (loss) for the year ended June 30, 2021 has been prepared as if the merger and the public offerings had occurred on July 1, 2020 and combines II-VI’s historical statement of earnings for the fiscal year ended June 30, 2021 with Coherent’s historical statement of operations for the twelve month period ended July 3, 2021.

•

Coherent’s historical statement of operations for the twelve month period ended July 3, 2021 was prepared by taking the unaudited condensed consolidated statement of operations for the nine months ended July 3, 2021, adding the audited consolidated statement of operations for the fiscal year ended October 3, 2020, and subtracting the unaudited condensed consolidated statement of operations for the nine months ended July 4, 2020.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the merger or any acquisition and integration costs that may be incurred. The pro forma adjustments represent II-VI management’s best estimates and are based upon currently available information and certain assumptions that II-VI believes are reasonable under the circumstances. II-VI is not aware of any material transactions between II-VI and Coherent during the periods presented. Accordingly, adjustments to eliminate transactions between II-VI and Coherent have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 - II-VI and Coherent reclassification adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Coherent’s financial information to identify differences in accounting policies as compared to those of II-VI and differences in financial statement presentation as compared to the presentation of II-VI. With the information currently available, II-VI has determined that no significant adjustments are necessary to conform Coherent’s financial statements to the accounting policies used by II-VI. However, certain reclassification adjustments have been made to conform Coherent’s historical financial statement presentation to II-VI’s financial statement presentation. Management of the combined company is currently in the process of conducting a more detailed review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of reclassification adjustments made to present Coherent’s balance sheet as of April 2, 2022 to conform with that of II-VI’s:

(in 000’s)	Coherent Historical Consolidated Balance Sheet Line Items	II-VI Historical Consolidated Balance Sheet Line Items	Coherent Historical Consolidated Balances As of April 2, 2022	Reclassification		Coherent Reclassed As of April 2, 2022
	Cash and cash equivalents	Cash, cash equivalents, and restricted cash	$402,020	$1,457	(a)	$ 403,477
	Restricted cash		1,457	(1,457)	(a)	—
	Accounts receivable—net of allowances	Accounts receivable—less allowance for doubtful accounts	262,956	—		262,956
	Inventories	Inventories	417,275	—		417,275
	Prepaid expenses and other assets	Prepaid and other current assets	91,884	(39,814)	(b)	52,070
		Prepaid and refundable income taxes	—	39,814	(b)	39,814
	Property and equipment, net	Property, plant & equipment, net	305,916	—		305,916
	Goodwill	Goodwill	102,746	—		102,746
	Intangible assets, net	Other intangible assets, net	12,133	—		12,133
	Non-current restricted cash		6,998	—		6,998
		Deferred income taxes	—	156,275	(c)	156,275
	Other assets	Other assets	267,010	(156,275)	(c)	110,735
	Short-term borrowings and current-portion of long-term obligations	Current portion of long-term debt	9,571	—		9,571
	Accounts payable	Accounts payable	106,071	—		106,071
		Accrued compensation and benefits	—	67,087	(d)	67,087
		Operating lease current liabilities	—	14,245	(e)	14,245
	Income taxes payable	Accrued income taxes payable	35,207	—		35,207
	Other current liabilities	Other accrued liabilities	203,114	(81,332)	(d)(e)	121,782
	Long-term obligations	Long-term debt	401,540	—		401,540
		Deferred income taxes	—	18,896	(f)	18,896
		Operating lease liabilities	—	57,148	(g)	57,148
	Other long-term liabilities	Other liabilities	180,698	(76,044)	(f)(g)	104,654
	Common stock	Common stock	246	—		246
	Additional paid-in capital		131,452	—		131,452
	Accumulated other comprehensive loss	Accumulated other comprehensive income (loss)	(27,069)	—		(27,069)
	Retained earnings	Retained earnings	829,565	—		829,565

(a)	Reclassification of $1.5 million of restricted cash to cash, cash equivalents, and restricted cash.
(b)	Reclassification of $39.8 million of prepaid expenses and other assets to prepaid and refundable income taxes.
(c)	Reclassification of $156.3 million of other assets to deferred income taxes.
(d)	Reclassification of $67.1 million of other current liabilities to accrued compensation and benefits.
(e)	Reclassification of $14.2 million of other current liabilities to operating lease current liabilities.
(f)	Reclassification of $18.9 million of other long-term liabilities to deferred income taxes.
(g)	Reclassification of $57.1 million of other long-term liabilities to operating lease liabilities.

B)	Refer to the table below for a summary of adjustments made to present Coherent’s statement of operations for the nine months ended April 2, 2022 to conform with that of II-VI’s:

(in 000’s)	Coherent Historical Consolidated Statements of Operations Line Items	II-VI Historical Consolidated Statements of Earnings (Loss) Line Items	Coherent Nine Months Ended April 2, 2022	Reclassification		Coherent Reclassed Nine Months Ended April 2, 2022
	Net sales	Revenues	$1,146,385	$ —		$1,146,385
	Cost of sales	Cost of goods sold	672,451	—		672,451
	Research and development	Internal research and development	93,504	—		93,504
	Selling, general and administrative	Selling, general and administrative	239,045	5,206	(a) (c)	244,251
	Merger and acquisition costs		3,494	(3,494)	(c)	—
	Amortization of intangible assets		1,712	(1,712)	(a)	—
	Interest income		358	(358)	(b)	—
	Interest expense	Interest expense	12,377	—		12,377
	Other-net	Other expense (income), net	9,128	(358)	(b)	8,770
	Provision for (benefit from) income taxes	Income tax expense (benefit)	30,033	—		30,033

(a)	Reclassification of $1.7 million of amortization of intangible assets to selling, general and administrative.
(b)	Reclassification of $0.4 million of interest income to other expense (income), net.
(c)	Reclassification of $3.5 million of merger and acquisition costs to selling, general and administrative.

C)	Refer to the table below for a summary of adjustments made to present Coherent’s statement of operations for the year ended June 30, 2021 to conform with that of II-VI’s:

(in 000’s)	Coherent Historical Consolidated Statements of Operations Line Items	II-VI Historical Consolidated Statements of Earnings (Loss) Line Items	Coherent Year Ended July 3, 2021	Reclassification			Coherent Reclassed Year Ended July 3, 2021
	Net sales	Revenues	$1,412,545	$—			$1,412,545
	Cost of sales	Cost of goods sold	883,308	—			883,308
	Research and development	Internal research and development	121,031	—			121,031
	Selling, general and administrative	Selling, general and administrative	298,190	237,483	(a	) (c)	535,673
	Merger and acquisition costs		234,574	(234,574)	(c	)	—
	Amortization of intangible assets		2,909	(2,909)	(a	)	—
	Interest income		508	(508)	(b	)	—
	Interest expense	Interest expense	18,015	—			18,015
	Other-net	Other expense (income), net	(9,851)	(508)	(b	)	(10,359)
	Provision for (benefit from) income taxes	Income tax expense (benefit)	(15,003)	—			(15,003)

(a)	Reclassification of $2.9 million of amortization of intangible assets to selling, general and administrative.
(b)	Reclassification of $0.5 million of interest income to other expense (income), net.
(c)

Reclassification of $234.6 million of merger and acquisition costs to selling, general and administrative. Included in Coherent’s merger and acquisition costs is a termination fee of $217.6 million related to the termination of a prior merger agreement. These costs will not affect the condensed combined statement of earnings (loss) beyond twelve months after the acquisition date.

D)

In II-VI’s historical statement of earnings for the fiscal year ended June 30, 2021, intangible asset amortization expense was classified within selling, general and administrative (“SG&A”). II-VI’s historical statement of earnings (loss) for the nine months ended March 31, 2022 now classifies amortization expense on the developed technology intangible assets within cost of goods sold, with amortization expense on customer lists and trade names remaining within SG&A expenses. In order to conform to the current period presentation, a reclassification adjustment resulted in an increase to cost of goods sold and a decrease to SG&A expenses of $38.8 million for the fiscal year ended June 30, 2021.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Merger Consideration

The following table summarizes the estimated aggregate merger consideration for Coherent with reference to II-VI’s closing share price of $50.95 on June 30, 2022:

(in 000’s)	Amount
Cash paid for outstanding Coherent common stock (i)	$5,460,807
Shares of II-VI common stock issued to Coherent stockholders (ii)	1,150,853
Converted Coherent RSUs attributable to pre-combination service (iii)	90,200
Estimated payment of Coherent debt (iv)	384,870
Estimated payment of Coherent transaction expenses (v)	87,087

Estimated aggregate merger consideration	$7,173,817

(i)

The cash component of the aggregate merger consideration is based on 24,821,852 shares of outstanding Coherent common stock being exchanged and the $220.00 per share cash portion of the merger consideration.

(ii)

Value of shares of II-VI common stock issued is based on 24,821,852 shares of outstanding Coherent common stock being exchanged and 0.91 of a share of II-VI common stock issued at a closing share price of $50.95 on June 30, 2022.

(iii)

As discussed in “Description of the Merger”, certain equity awards of Coherent were replaced by II-VI’s equity awards with similar terms. The portion of the fair value of II-VI’s equity awards attributable to the pre-combination service period represents aggregate merger consideration. The remainder of the fair value will be recognized as compensation expense subsequent to the merger.

(iv)	The estimated cash paid by II-VI to settle Coherent’s Euro Term Loan of $384.9 million.
(v)	The estimated cash paid by II-VI on the Closing Date to settle Coherent’s transaction expenses of $87.1 million.

Preliminary Aggregate Merger Consideration Allocation

The assumed accounting for the merger, including the preliminary aggregate merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Coherent, II-VI used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. II-VI is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the merger. The purchase price allocation set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to 12 months from the Closing Date. Any such revisions or changes may be material.

The following table summarizes the preliminary aggregate merger consideration allocation, as of the Closing Date:

(in 000’s)	Amount
Assets:
Cash, cash equivalents, and restricted cash	$403,477
Accounts receivable	262,956
Inventories (i)	512,976
Prepaid and refundable income taxes	39,814
Prepaid and other current assets	52,070
Property, plant & equipment, net (ii)	575,122
Non-current restricted cash	6,998
Deferred income taxes	177,043
Other assets	110,735
Other intangible assets, net (iii)	1,958,452
Goodwill	4,126,096
Liabilities:
Current portion of long-term debt	4,802
Accounts payable	106,071
Accrued compensation and benefits	67,087
Operating lease current liabilities	14,245
Accrued income taxes payable	35,207
Other accrued liabilities	109,704
Long-term debt	25,639
Deferred income taxes	527,365
Operating lease liabilities	57,148
Other liabilities	104,654

Preliminary aggregate acquisition consideration	$7,173,817

(i)

The unaudited pro forma condensed combined balance sheet has been adjusted to record Coherent’s inventories at a preliminary fair value of approximately $513.0 million, an increase of $95.7 million from the carrying value. The unaudited pro forma condensed combined statement of earnings (loss) for the year ended June 30, 2021 has been adjusted to recognize additional cost of goods sold related to the increased basis. The additional costs are not anticipated to affect the condensed combined statements of earnings (loss) beyond twelve months after the acquisition date.

(ii)

The unaudited pro forma condensed combined balance sheet has been adjusted to record Coherent’s property, plant and equipment (consisting of land, buildings and improvements, equipment, furniture and fixtures, and leasehold improvements) at a preliminary fair value of approximately $575.1 million, an increase of $269.2 million from the carrying value. The unaudited pro forma condensed combined statements of earnings (loss) have been adjusted to recognize additional depreciation expense related to the increased basis under cost of goods sold. The additional depreciation expense is computed with the assumption that the various categories of assets will be depreciated over a useful life of 10-15 years on a straight-line basis.

(iii)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(in 000’s)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:
Trade names and trademarks	$100,433	4.4 years
Customer relationships	624,122	9.8 years
Developed technology	1,233,897	8.1 years

Intangible assets acquired	$1,958,452

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $17.9 million for the nine months ended March 31, 2022 and $23.9 million for the year ended June 30, 2021. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the merger may differ significantly between periods based upon the final values assigned, amortization methodology used for each identifiable intangible asset and estimated useful lives for each identifiable intangible asset.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects adjustment to cash, cash equivalents and restricted cash:

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
II-VI transaction costs (i)	$(42,305)
Coherent transaction costs (i)	(91,349)
Payment of Coherent debt (ii)	(384,870)
Cash paid for outstanding Coherent common stock	(5,460,807)

Net pro forma transaction accounting adjustment to cash, cash equivalents and restricted cash	$(5,979,331)

Pro forma transaction accounting adjustments—financing:
Cash proceeds from Term Loan A Facility and Term Loan B Facility, net of debt issuance costs	$3,567,687
Remaining payment of Bridge Loan Commitment fees, revolving credit facility fees and other financing-related costs (iv)	(57,419)
Cash from issuance of II-VI Series B convertible preferred stock, net of equity issuance costs	1,358,000
Payment of II-VI debt and accrued interest (iii)	(1,010,926)

Net pro forma transaction accounting adjustment—financing to cash, cash equivalents and restricted cash	$3,857,342

(i)

These costs consist of legal advisory, financial advisory, accounting and consulting costs. For II-VI transaction costs, $3.4 million settled amounts recorded in other accrued liabilities. See Note 4(o). For Coherent transaction costs, these costs include a $4.3 million prepayment of Coherent’s directors’ and officers’ liability insurance. See Note 4(q).

(ii)	The cash paid by II-VI to settle Coherent’s Euro Term Loan of $384.9 million.
(iii)	The cash paid to settle II-VI’s senior secured first-lien term A loan facility with Bank of America including accrued interest.
(iv)	Of this amount, $13.9 million settled amounts recorded in other accrued liabilities. See Note 4(o).

(b)	Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s inventories—carrying value	$(417,275)
Preliminary fair value of acquired inventories	512,976

Net pro forma transaction accounting adjustment to inventories	$95,701

Represents the adjustment of acquired inventories to its preliminary estimated fair value. The step up in inventories to fair value will increase cost of goods sold as the inventories are sold, which for purposes of these pro forma financial statements is assumed to occur within the first year after the merger.

(c)

Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s historical net book value of intangible assets	$(12,133)
Preliminary fair value of acquired intangibles	1,958,452

Net pro forma transaction accounting adjustment to other intangible assets, net	$1,946,319

(d)

Preliminary goodwill adjustment of $4,023.4 million which represents the elimination of historical goodwill and excess of the estimated aggregate merger consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s historical goodwill	$(102,746)
Goodwill per purchase price allocation (Note 3)	4,126,096

Net pro forma transaction accounting adjustment to goodwill	$4,023,350

(e)

Reflects the originating deferred taxes resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rate with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f)

Reflects the term loan facilities, net of unamortized debt issuance costs and original issue discount, to fund a portion of the merger. II-VI drew down on debt under the Credit Agreement for $3,650 million for purposes of these unaudited pro forma condensed combined financial statements. The adjustment to current and long-term debt is comprised of the following items:

(in 000’s)	Current portion of long-term debt	Long-term debt	Total
Pro forma transaction accounting adjustments:
Settlement of Coherent’s Euro term loan	$(4,769)	$(375,901)	$(380,670)

Net pro forma transaction accounting adjustments to debt	$(4,769)	$(375,901)	$(380,670)

Pro forma transaction accounting adjustments—financing:
Revolving credit facility (i)	$—	$—	$—
Term Loan A Facility	42,500	807,500	850,000
Debt issuance costs related to Term Loan A Facility	(2,565)	(9,747)	(12,312)
Term Loan B Facility	28,000	2,772,000	2,800,000
Debt issuance costs related to Term Loan B Facility	(9,350)	(65,325)	(74,675)

Net proceeds from new debt financing	$58,585	$3,504,428	$3,563,013
Settlement of II-VI debt	(61,250)	(929,545)	(990,795)
Reclassification of Senior Notes, net of debt issuance costs (ii)	(977,817)	977,817	—

Net pro forma transaction accounting adjustments—financing to current portion of long-term debt and long-term debt	$(980,482)	$3,552,700	$2,572,218

(i)	$5.7 million of fees related to the establishment of the $350 million senior secured revolving credit facility pursuant to the Credit Agreement is capitalized to other assets.
(ii)

In II-VI’s historical condensed consolidated balance sheet as of March 31, 2022, the Senior Notes were presented within the current portion of long-term debt. This was due to the fact that if (i) the merger had not been consummated on or prior to 11:59 p.m., Eastern Time, on December 15, 2022 or (ii) II-VI informed the Trustee, in writing or otherwise announces in writing that the merger was no longer being pursued and/or the merger agreement had been terminated without consummation of the merger, II-VI would be required to redeem all of the outstanding Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Given the merger has been consummated, for purposes of these unaudited pro forma condensed combined financial statements, the Senior Notes have been reclassified from current portion of long-term debt to long-term debt as of March 31, 2022.

(g)

Reflects the issuance of shares of II-VI Series B-2 convertible preferred stock in the equity financing reflected in mezzanine equity as the Series B-2 preferred stock is redeemable for cash outside of the control of II-VI.

(in 000’s)	Amount
Pro forma transaction accounting adjustments—financing:
II-VI Series B-2 preferred stock issuance	$1,400,000
Less: Equity issuance costs	(42,000)

Net pro forma transaction accounting adjustment to Series B redeemable convertible preferred stock	$1,358,000

(h)

Reflects the elimination of Coherent’s historical common stock, the preliminary common stock consideration component of the merger, and adjustments related to stock-based compensation impacts upon the merger.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s historical common stock	$(246)
Shares of II-VI common stock issued to Coherent stockholders	1,150,853
Converted Coherent RSUs attributable to pre-combination service	90,200
Accelerated vesting of CIC Plan participant’s Converted Coherent RSUs (i)	17,600

Net pro forma transaction accounting adjustment to common stock	$1,258,407

(i)

Represents the accelerated vesting of Converted RSUs for employees who participate in the CIC Plan and are expected to be terminated in conjunction with the merger. At this time, II-VI has not made final conclusions with respect to labor matters of the combined company. Accordingly, the estimate of severance costs may change materially.

(i)	Reflects the elimination of Coherent’s historical additional paid-in capital.

(j)

Reflects the elimination of Coherent’s retained earnings, write-off of II-VI debt issuance costs associated with the senior secured first-lien term A loan facility with Bank of America, the payment of transaction costs, and the accelerated vesting of certain Converted RSUs for participants in the CIC Plan.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s retained earnings	$(829,565)
II-VI transaction costs (i)	(38,860)
Severance cost (ii)	(13,800)
Accelerated vesting of CIC Plan participant’s Converted Coherent RSUs (iii)	(17,600)

Net pro forma transaction accounting adjustments to retained earnings	$(899,825)

Pro forma transaction accounting adjustments—financing:
Write-off of II-VI debt issuance costs	$(20,080)
Bridge Loan Commitment fees and other financing-related costs	(38,253)

Net pro forma transaction accounting adjustments—financing to retained earnings	$(58,333)

(i)	These costs consist of financial advisory, legal advisory, accounting and consulting costs.
(ii)

Represents $13.8 million of severance costs due to Coherent employees who participate in the CIC Plan and are expected to be terminated in conjunction with the merger. At this time, II-VI has not made final conclusions with respect to labor matters of the combined company. Accordingly, the estimate of severance costs may change materially.

(iii)	Represents the accelerated vesting of Converted RSUs for employees who participate in the CIC Plan and are expected to be terminated in conjunction with the merger.

(k)	Reflects the elimination of Coherent’s historical accumulated other comprehensive loss.
(l)	Reflects the preliminary purchase accounting adjustment for property, plant and equipment, net based on the acquisition method of accounting.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Coherent’s historical net book value of property, plant & equipment, net	$(305,916)
Preliminary fair value of acquired property, plant & equipment	575,122

Net pro forma transaction accounting adjustments to property, plant & equipment, net	$269,206

(m)

Reflects the accrual of severance costs due to Coherent employees who participate in the CIC Plan and are expected to be terminated in conjunction with the merger. At this time, II-VI has not made final conclusions with respect to labor matters of the combined company.

(n)

There were certain II-VI financing related costs that were capitalized as a prepaid and other current asset related to the Term B Facility and the Bridge Loan Commitment. The entire prepaid asset of approximately $5.1 million has been removed as of the balance sheet date. Approximately $4.7 million has been recorded as a debt issuance cost and a reduction to long-term debt and approximately $0.4 million has been recorded as interest expense given the cancellation of the Bridge Loan.

(o)

Reflects the tax withholding payable for CIC Plan participants, settlement of II-VI accrued interest on the senior secured first-lien term A loan facility with Bank of America and the payment of other financing-related costs incurred through the balance sheet date.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
CIC Plan Tax Withholding Payable (see Note 4(p))	$24,246
Settlement of II-VI transaction costs payable	(3,444)
Settlement of Coherent transaction costs payable	(12,078)

Net pro forma transaction accounting adjustments to other accrued liabilities	$8,724

Pro forma transaction accounting adjustments—financing:
Settlement of II-VI accrued interest	$(51)
Settlement of other financing-related costs	(13,903)

Net pro forma transaction accounting adjustments—financing to other accrued liabilities	$(13,954)

(p)

Reflects a repurchase of a portion of the accelerated RSUs for employees that participated in the CIC Plan. The proceeds from this repurchase were withheld to satisfy the employees’ tax withholding requirements. II-VI will remit this amount subsequent to the pro forma balance sheet date.

(q)	Reflects the prepayment of Coherent’s directors’ and officers’ liability insurance which covers a six-year period beginning on the Closing Date.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Earnings (Loss)

(A)

Adjustments included in the Coherent Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined statements of earnings (loss) for the nine months ended March 31, 2022 and fiscal year ended June 30, 2021 are as follows:

(a)

Reflects the adjustments to cost of goods sold, including the amortization of the estimated fair value of intangibles, the removal of historical stock-based compensation expense and the recognition of the estimated post-close stock-based compensation expense for the Converted RSUs, the estimated fair value of inventories recognized through cost of goods sold during the first year after the merger and the incremental depreciation expense from the fair value adjustment to property, plant and equipment.

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma transaction accounting adjustments:
Removal of historical Coherent stock-based compensation expense	$(5,396)	$(7,865)
Record stock-based compensation expense	572	3,451
Inventory step-up flowing through cost of goods sold (i)	—	95,701
Removal of historical Coherent amortization of intangible assets	(3,060)	(8,227)
Amortization of intangible assets	114,250	152,333
Property, plant and equipment depreciation step-up	16,900	22,533

Net pro forma transaction accounting adjustment to cost of goods sold	$123,266	$257,926

(i)	These costs are non-recurring in nature and not anticipated to affect the condensed combined statements of earnings (loss) beyond twelve months after the acquisition date.

(b)

Reflects the adjustments to internal research and development expenses associated with the removal of historical stock-based compensation expense and the recognition of the estimated post-close stock-based compensation expense for the Converted RSUs.

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma transaction accounting adjustments:
Removal of historical Coherent stock-based compensation expense	$(3,528)	$(4,883)
Record stock-based compensation expense	364	2,233

Net pro forma transaction accounting adjustment to internal research and development expense	$(3,164)	$(2,650)

(c)

Reflects the adjustments to SG&A including the removal of historical stock-based compensation expense and the recognition of the estimated post-close stock-based compensation expense for the Converted RSUs, amortization of intangible assets and the estimated transaction costs expensed.

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma transaction accounting adjustments:
Removal of historical Coherent stock-based compensation expense	$(42,006)	$(32,388)
Record stock-based compensation expense (i)	4,264	32,216
Removal of historical Coherent amortization of intangible assets	(1,712)	(2,909)
Amortization of intangible assets	64,884	86,512
Expected transaction expenses (ii)	—	38,860
Severance costs (iii)	—	13,800

Net pro forma transaction accounting adjustment to SG&A	$25,430	$136,091

(i)

Included in the $32.2 million adjustment to record stock-based compensation expense for the year ended June 30, 2021 is approximately $17.6 million of accelerated vesting of Converted RSUs for employees who participate in the CIC Plan and are expected to be terminated in conjunction with the merger. At this time, II-VI has not made final conclusions with respect to labor matters of the combined company. These costs will not affect the Company’s condensed combined statements of earnings (loss) beyond 12 months after the acquisition date.

(ii)	Represents additional transaction costs incurred by II-VI. These costs will not affect the Company’s condensed combined statements of earnings (loss) beyond 12 months after the acquisition date.
(iii)

Represents $13.8 million of severance costs due to Coherent employees who participate in a CIC Plan and are expected to be terminated in conjunction with the merger. At this time, II-VI has not made final conclusions with respect to labor matters of the combined company. Accordingly, the estimate of severance costs may change materially. These costs will not affect the Company’s condensed combined statements of earnings (loss) beyond 12 months after the acquisition date.

(d)	Reflects the expense related to the financing and amortization of issuance costs related to the merger:

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma transaction accounting adjustments:
Remove historical Coherent interest expense (i)	$(11,776)	$(17,791)

Net pro forma transaction accounting adjustments to interest expense	$(11,776)	$(17,791)

Pro forma transaction accounting adjustments—financing:
Extinguishment of II-VI unamortized debt issuance costs (ii)	$—	$32,174
Remove historical II-VI interest expense for extinguished debt (i)	(16,871)	(27,602)
New interest expense on debt financing:
Revolving Credit Facility (iii)	853	1,138
Term Loan A Facility (iii)	27,571	38,250
Term Loan B Facility (iii)	111,908	149,556
Senior Notes (iv)	20,190	51,215
Bridge Loan Commitment and other financing-related costs (v)	—	38,253

Net pro forma transaction accounting adjustments—financing to interest expense	$143,651	$282,984

(i)

This pro forma transaction accounting adjustment reflects the removal of historical interest expense associated with Coherent’s existing indebtedness which was extinguished upon consummation of the merger. The pro forma transaction accounting adjustment – financing reflects the removal of historical interest expense associated with the paydown of II-VI’s existing indebtedness related to the legacy senior secured first-lien term A loan facility with Bank of America.

(ii)	The extinguishment of II-VI’s unamortized debt issuance costs will not affect the condensed combined statements of earnings (loss) beyond twelve months after the acquisition date.
(iii)

The new interest expense on transaction financing adjustments included in the unaudited pro forma condensed combined statements of earnings (loss) reflect the interest expense and amortization of debt issuance costs associated with new debt under the Credit Agreement. Interest was recognized for the Term Loan A Facility and the Term Loan B Facility using the effective interest method with the rate equal to the Adjusted LIBO Rate plus 2.00% per annum for the Term Loan A Facility and Adjusted LIBO Rate plus 2.75% per annum for the Term Loan B Facility. The costs incurred to secure the revolving credit facility are amortized on a straight-line basis over the five year term of the commitment. For the purposes of these unaudited condensed combined pro forma financial statements, the Adjusted LIBO Rate is assumed to be 229 basis points, the 3-month LIBO Rate on July 1, 2022.

(iv)

The adjustment to recognize interest expense on the Senior Notes included in the unaudited pro forma condensed combined statements of earnings (loss) reflect the interest expense of the Senior Notes as if they were issued on July 1, 2020. Interest was recognized for the Senior Notes using the effective interest method with the rate equal to 5.0% per annum.

(v)

The costs incurred to secure the Bridge Loan Commitment and the ticking fee imposed and not yet incurred are charged to interest expense. These costs are non-recurring in nature and will not affect the condensed combined statements of earnings (loss) beyond twelve months after the acquisition date.

A sensitivity analysis on interest expense for the year ended June 30, 2021 and the nine months ended March 31, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the debt financing. The following table shows the change in the interest expense for the debt financing transaction described above:

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Interest expense assuming:
Increase of 0.125%	$3,320	$4,477
Decrease of 0.125%	$(3,320)	$(4,477)

(e)

To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 22% for the year ended June 30, 2021 and for the nine months ended March 31, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f)

Reflects the adjustment to record the dividends to holders of shares of II-VI Series B convertible preferred stock, which accrue dividends at a 5% annual rate, compounding on a quarterly basis regardless of whether or not there are earnings or profits as well as accretion related to the equity issuance costs of the shares of II-VI Series B convertible preferred stock in the equity financing. The dividends and accretion related to the II-VI Series B convertible preferred stock are as follows:

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma transaction accounting adjustments—financing:
Incremental dividends on II-VI Series B convertible preferred stock	$55,867	$99,949
Incremental accretion on II-VI Series B convertible preferred stock	3,150	5,942

Pro forma accounting adjustment—financing to dividends on preferred stock	$59,017	$105,891

(g)

The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of II-VI common stock and issuances of shares in connection with the merger. In connection with the merger, II-VI agreed to convert certain equity awards held by Coherent employees into II-VI equity awards. The pro forma basic and diluted weighted average shares outstanding are as follows:

(in 000’s)	For the Nine Months Ended March 31, 2022	For the Year Ended June 30, 2021
Pro forma weighted average shares—basic and diluted
Historical II-VI weighted average shares outstanding	106,323	104,151
Public offerings	—	205
Issuance of shares to Coherent common stockholders	22,588	22,588
Converted RSUs vesting	2,353	1,644
Treasury stock – CIC Plan Tax Withholdings	(507)	(507)

Pro forma weighted average shares—basic and diluted	130,757	128,081

(B)

Adjustments included in the Public Offerings Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statements of earnings (loss) for the II-VI fiscal year ended June 30, 2021 are as follows:

(a)

Reflects the removal of historical interest expense associated with the paydown of the senior secured term B loan facility with Bank of America which was extinguished through the public offerings. This represents interest expense recorded from July 1, 2020, the first day of II-VI’s fiscal year, to July 7, 2020, the date the public offerings were consummated.

(b)

Reflects the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 22% for the year ended June 30, 2021. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(c)

Reflects the adjustments to record the dividends to shares of the II-VI Series A mandatory convertible preferred stock which accrue dividends at a 6% annual rate. This represents dividends recorded from July 1, 2020, the first day of II-VI’s fiscal year, to July 7, 2020, the date the public offerings were consummated.